Exhibit 10.7

Execution Copy

Iris Acquisition Corp II
OT 09-31

Central Park Towers Offices

Dubai International Financial Centre

PO Box 941641

Dubai, United Arab Emirates

February 2, 2026

Iris Acquisition Holdings II LLC

Unit OT 15–33, Level 15, Central Park Towers

DIFC, Dubai, United Arab Emirates

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering of the securities (the “IPO”) of Iris Acquisition Corp II (the “Company”) and continuing until the earlier of (i) six months following the initial public offering, (ii) the consummation by the Company of an initial business combination, or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Iris Acquisition Holdings II LLC (the “Sponsor”) shall make available to the Company certain office space, utilities and secretarial support as may be required by the Company from time to time, situated at Unit OT 15–33, Level 15, Central Park Towers, DIFC, Dubai, United Arab Emirates. Notwithstanding the foregoing, if the Company enters into working capital loans in an amount to pay the monthly fees, the Termination Date shall be extended to the earlier of the consummation of an initial business combination or the Company’s liquidation.

In exchange therefore, the Company shall pay the Sponsor the sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

Iris Acquisition Corp II

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Iris Acquisition Holdings II LLC

By:	/s/ Sumit Mehta
	Name:	Sumit Mehta
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]